UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): August 10, 2007

Owens Corning

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-33100

DE	43-2109021
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway, Toledo, OH 43659

(Address of Principal Executive Offices, Including Zip Code)

419-248-8000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01.	Entry into a Material Definitive Agreement.

On August 10, 2007, Owens Corning (the “Company”) entered into an Amendment dated as of August 2, 2007 (the “First Amendment”) to its Credit Agreement, among the Company, the Lenders from time to time party thereto and Citibank, N.A., as Administrative Agent, dated as of October 31, 2006 (as amended, restated, supplemented and/or modified from time to time, the “Credit Agreement”). Among other things, the First Amendment amends Section 9.02(ii) of the Credit Agreement so as to exclude the equity interests and assets of four subsidiaries associated with the Company’s Siding Solutions or Fabwel units from certain limits imposed by such Section on the sale of assets.

A copy of the First Amendment is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, dated as of August 2, 2007

SIGNATURE

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

OWENS CORNING

Date: August 10, 2007	By:	/s/ Stephen K. Krull
Stephen K. Krull
Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, dated as of August 2, 2007